RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2003-QS15 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS15

 $ 4,118,260                          0.00%              CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                       Supplement dated September 8, 2003
                                       to
                  Prospectus Supplement dated August 25, 2003
                                       to
                        Prospectus dated January 27, 2003

            Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated August 25, 2003.

            The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

            UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

            In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

            The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                                          CREDIT SCORE OF THE MORTGAGE LOANS

                                              NUMBER OF                      PERCENT OF      AVERAGE       WEIGHTED
                                               MORTGAGE       PRINCIPAL       MORTGAGE      PRINCIPAL    AVERAGE LTV
CREDIT SCORE RANGE                              LOANS          BALANCE         LOANS         BALANCE        RATIO
------------------------------------------  --------------  --------------  ------------   ------------  ------------
499 or less ..............................              14  $  1,430,742          0.40%  $    102,196          80.28%
500 - 519 ................................              13     1,863,426          0.52        143,340          79.80
520 - 539 ................................              10     1,565,750          0.43        156,575          77.63
540 - 559 ................................              10     1,321,504          0.37        132,150          81.33
560 - 579 ................................              21     3,184,820          0.88        151,658          80.50
580 - 599 ................................              24     3,453,717          0.96        143,905          79.37
600 - 619 ................................              41     5,978,805          1.66        145,825          76.33
620 - 639 ................................              71    13,187,781          3.65        185,743          74.33
640 - 659 ................................              84    12,141,329          3.36        144,540          74.16
660 - 679 ................................             140    24,191,640          6.70        172,797          76.11
680 - 699 ................................             185    31,797,468          8.81        171,878          73.98
700 - 719 ................................             222    42,073,783         11.66        189,522          74.62
720 - 739 ................................             230    43,758,865         12.13        190,256          74.71
740 - 759 ................................             266    49,821,709         13.81        187,300          71.89
760 - 779 ................................             268    49,133,687         13.61        183,335          70.90
780 - 799 ................................             223    44,721,359         12.39        200,544          71.30
800 or greater ...........................             155    30,987,510          8.59        199,919          64.57
                                            --------------  ------------  ------------   ------------  -------------
Subtotal with Credit Score ...............           1,977  $360,613,893         99.93%  $    182,405          72.70%
Not Available ............................               2       267,291          0.07        133,646          79.50
                                            --------------  ------------  ------------   ------------  -------------
Total, Average or Weighted Average .......           1,979  $360,881,184        100.00%  $    182,355          72.71%
                                            ==============  ==============  ============

            The minimum and maximum credit scores of the mortgage loans were 447 and 842, respectively, and the weighted average credit score of the mortgage loans was 728.

            For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

            Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.


                                             OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
OCCUPANCY                                       LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Primary Residence ........................           1,364  $285,873,072         79.22%  $    209,584           726          72.55%
Second/Vacation ..........................              30     5,593,421          1.55        186,447           734          73.45
Non Owner-occupied .......................             585    69,414,691         19.23        118,658           734          73.29
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,979  $360,881,184        100.00%  $    182,355           728          72.71%
                                            ==============  ============  ============

                                                   PURPOSE OF THE MORTGAGE LOANS

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
LOAN PURPOSE                                    LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Purchase .................................             572  $ 96,583,287         26.76%  $    168,852           728          80.11%
Rate/Term Refinance ......................             623   118,825,915         32.93        190,732           731          69.97
Equity Refinance .........................             784   145,471,982         40.31        185,551           725          70.03
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,979  $360,881,184        100.00%  $    182,355           728          72.71%
                                              ============  ============  ============


                                                      MORTGAGED PROPERTY TYPES

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
PROPERTY TYPE                                   LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Single-family detached ...................           1,431  $260,529,864         72.19%  $    182,061           725          72.68%
Planned Unit Developments (detached) .....             184    45,358,739         12.57        246,515           742          70.94
Two-to-four family units .................             205    33,604,374          9.31        163,924           723          74.56
Condo Low-Rise (less than 5 stories) .....             103    13,157,239          3.65        127,740           739          72.44
Planned Unit Developments (attached) .....              26     4,684,373          1.30        180,168           729          79.48
Townhouse ................................              20     2,202,923          0.61        110,146           710          75.89
Condo High-Rise (9 stories or more) ......               5       589,358          0.16        117,872           774          64.90
Condo Mid-Rise (5 to 8 stories) ..........               2       292,702          0.08        146,351           630          84.93
Condotel (1 to 4 stories) ................               1       273,038          0.08        273,038           750          39.00
Manufactured Home ........................               1       128,763          0.04        128,763           781          80.00
Leasehold ................................               1        59,811          0.02         59,811           739          53.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,979  $360,881,184        100.00%  $    182,355           728          72.71%
                                              ============  ============   ===========

                                        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
STATE                                           LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Alabama ..................................              18  $  1,736,399          0.48%  $     96,467           688          82.61%
Arkansas .................................               5       554,899          0.15        110,980           710          75.44
Arizona ..................................              72    10,648,253          2.95        147,892           737          77.75
California ...............................             408   113,449,435         31.44        278,062           742          67.91
Colorado .................................              66    12,355,318          3.42        187,202           741          71.58
Connecticut ..............................              21     5,027,423          1.39        239,401           735          74.94
District of Columbia .....................               9     2,228,654          0.62        247,628           701          62.02
Delaware .................................               2       184,987          0.05         92,493           685          84.95
Florida ..................................             151    20,720,820          5.74        137,224           720          73.96
Georgia ..................................              44     7,350,704          2.04        167,061           713          76.75
Hawaii ...................................               8     1,392,263          0.39        174,033           768          52.30
Iowa .....................................               7       807,164          0.22        115,309           753          78.82
Idaho ....................................              14     2,289,982          0.63        163,570           723          78.94
Illinois .................................              66    10,257,670          2.84        155,419           699          71.70
Indiana ..................................              27     2,810,219          0.78        104,082           700          83.42
Kansas ...................................              10     1,350,145          0.37        135,015           723          79.65
Kentucky .................................               3       339,069          0.09        113,023           721          82.24
Louisiana ................................              11     1,268,916          0.35        115,356           662          77.90
Massachusetts ............................              30     5,987,643          1.66        199,588           712          69.55
Maryland .................................              34     6,312,204          1.75        185,653           724          72.18
Maine ....................................               7       945,890          0.26        135,127           679          73.80
Michigan .................................              66    10,932,229          3.03        165,640           714          72.88
Minnesota ................................              38     7,553,448          2.09        198,775           725          75.47
Missouri .................................              35     3,934,607          1.09        112,417           692          80.75
Mississippi ..............................               5       545,844          0.15        109,169           675          80.71
Montana ..................................               4       519,629          0.14        129,907           761          71.89
North Carolina ...........................              52     6,625,606          1.84        127,416           717          74.33
Nebraska .................................               8       856,584          0.24        107,073           687          85.67
New Hampshire ............................              20     2,267,887          0.63        113,394           727          66.57
New Jersey ...............................              49    10,278,835          2.85        209,772           699          75.93
New Mexico ...............................              46     7,045,978          1.95        153,173           720          77.51
Nevada ...................................              48     8,808,600          2.44        183,512           747          75.51
New York .................................              56    11,062,983          3.07        197,553           723          70.15
Ohio .....................................              31     3,441,205          0.95        111,007           713          83.06
Oklahoma .................................              19     1,869,085          0.52         98,373           685          82.10
Oregon ...................................              42     6,505,423          1.80        154,891           731          72.76
Pennsylvania .............................              18     2,334,144          0.65        129,675           744          77.82
Rhode Island .............................              11     1,622,922          0.45        147,538           744          79.64
South Carolina ...........................              18     1,684,425          0.47         93,579           694          83.56
South Dakota .............................               3       397,909          0.11        132,636           756          79.71
Tennessee ................................              13     1,798,424          0.50        138,340           719          76.41
Texas ....................................             174    28,853,184          8.00        165,823           714          76.84
Utah .....................................              38     5,671,692          1.57        149,255           710          78.53
Virginia .................................              68    12,092,149          3.35        177,826           740          74.15
Vermont ..................................               7       665,743          0.18         95,106           715          76.89
Washington ...............................              76    13,557,119          3.76        178,383           739          74.75
Wisconsin ................................              16     1,416,422          0.39         88,526           717          70.44
Wyoming ..................................               5       521,046          0.14        104,209           721          72.88
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,979  $360,881,184        100.00%  $    182,355           728          72.71%
                                              ============  ============   ===========

            No more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.4% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                                              DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
DOCUMENTATION TYPE                              LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
Full Documentation .......................             779  $129,590,285         35.91%  $    166,355           724          77.36%
Reduced Documentation ....................           1,200   231,290,898         64.09        192,742           730          70.10
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,979  $360,881,184        100.00%  $    182,355           728          72.71%
                                              ============  ============   ===========

            No more than 37.7% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

            Approximately 2.6% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                                           MORTGAGE RATES

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
MORTGAGE RATES (%)                              LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
4.750 - 4.874 ............................               1  $    230,397          0.06%  $    230,397           691          75.00%
4.875 - 4.999 ............................               3       539,553          0.15        179,851           765          56.64
5.000 - 5.124 ............................              12     3,025,398          0.84        252,116           732          67.72
5.125 - 5.249 ............................               7     1,936,563          0.54        276,652           757          61.99
5.250 - 5.374 ............................              19     5,300,411          1.47        278,969           751          63.84
5.375 - 5.499 ............................              39     9,529,068          2.64        244,335           750          66.73
5.500 - 5.624 ............................              78    18,172,214          5.04        232,977           751          67.47
5.625 - 5.749 ............................             147    34,862,271          9.66        237,158           752          66.95
5.750 - 5.874 ............................             188    42,708,466         11.83        227,173           728          70.31
5.875 - 5.999 ............................             441    88,430,448         24.50        200,523           726          73.45
6.000 - 6.124 ............................             211    37,532,773         10.40        177,880           730          74.67
6.125 - 6.249 ............................             147    27,318,165          7.57        185,838           724          72.22
6.250 - 6.374 ............................             163    26,051,325          7.22        159,824           724          75.08
6.375 - 6.499 ............................             120    17,482,201          4.84        145,685           722          74.72
6.500 - 6.624 ............................             137    17,726,639          4.91        129,392           704          77.91
6.625 - 6.749 ............................             108    12,039,489          3.34        111,477           678          80.46
6.750 - 6.874 ............................              87    10,391,657          2.88        119,444           699          79.55
6.875 - 6.999 ............................              38     4,702,210          1.30        123,742           704          82.90
7.000 - 7.124 ............................              11       864,610          0.24         78,601           711          83.48
7.125 - 7.249 ............................              13     1,062,339          0.29         81,718           741          82.19
7.250 - 7.374 ............................               3       214,056          0.06         71,352           707          82.98
7.375 - 7.499 ............................               2       510,262          0.14        255,131           764          71.93
7.500 - 7.624 ............................               1        71,418          0.02         71,418           662          78.00
8.000 - 8.124 ............................               2       146,012          0.04         73,006           747          47.25
8.250 - 8.374 ............................               1        33,241          0.01         33,241           749          75.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,979  $360,881,184        100.00%  $    182,355           728          72.71%
                                              ============  ============   ===========

            As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 5.9695% per annum.

                                           NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
NET MORTGAGE RATE (%)                           LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
4.470 ....................................               1  $    230,397          0.06%  $    230,397           691          75.00%
4.595 ....................................               3       539,553          0.15        179,851           765          56.64
4.720 ....................................              12     3,025,398          0.84        252,116           732          67.72
4.845 ....................................               7     1,936,563          0.54        276,652           757          61.99
4.970 ....................................              19     5,300,411          1.47        278,969           751          63.84
5.095 ....................................              39     9,529,068          2.64        244,335           750          66.73
5.220 ....................................              78    18,172,214          5.04        232,977           751          67.47
5.345 ....................................             146    34,691,076          9.61        237,610           752          67.02
5.440 ....................................               1       171,195          0.05        171,195           718          54.00
5.470 ....................................             188    42,708,466         11.83        227,173           728          70.31
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             494  $116,304,340         32.23%  $    235,434           742          68.01%
                                              ============  ============   ===========

            As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.561067082%.



                                          ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)              LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------    ------------  ------------   ------------  ------------    ----------    -------------
100,000 or less ..........................             551  $ 39,468,222         10.94%  $     71,630           715          74.37%
100,001-200,000 ..........................             765   106,030,765         29.38        138,602           723          75.45
200,001-300,000 ..........................             340    82,499,871         22.86        242,647           724          70.69
300,001-400,000 ..........................             180    62,439,469         17.30        346,886           736          71.47
400,001-500,000 ..........................              83    36,609,044         10.14        441,073           738          72.49
500,001-600,000 ..........................              47    25,112,579          6.96        534,310           740          70.30
600,001-700,000 ..........................              10     6,197,077          1.72        619,708           739          68.39
700,001-800,000 ..........................               1       709,152          0.20        709,152           742          54.00
800,001-900,000 ..........................               1       783,364          0.22        783,364           753          79.00
1,000,001-1,100,000 ......................               1     1,031,641          0.29      1,031,641           675          63.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,979  $360,881,184        100.00%  $    182,355           728          72.71%
                                              ============  ============   ===========


                                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                              NUMBER OF                                      AVERAGE       WEIGHTED
                                               MORTGAGE       PRINCIPAL      PERCENT OF     PRINCIPAL    AVERAGE CREDIT
ORIGINAL LTV RATIO (%)                          LOANS          BALANCE      MORTGAGE LOANS   BALANCE        SCORE
------------------------------------------  --------------  --------------  -------------- ------------  --------------
00.01-50.00 ..............................             176  $ 33,160,012          9.19%  $    188,409            753
50.01-55.00 ..............................              64    12,627,903          3.50        197,311            741
55.01-60.00 ..............................              81    15,521,470          4.30        191,623            743
60.01-65.00 ..............................              90    18,519,522          5.13        205,772            738
65.01-70.00 ..............................             164    35,514,855          9.84        216,554            731
70.01-75.00 ..............................             289    55,409,460         15.35        191,728            726
75.01-80.00 ..............................             760   143,426,867         39.74        188,720            724
80.01-85.00 ..............................              57     8,213,021          2.28        144,088            713
85.01-90.00 ..............................             205    25,934,397          7.19        126,509            710
90.01-95.00 ..............................              86    11,769,823          3.26        136,858            688
95.01-100.00 .............................               7       783,853          0.22        111,979            751
                                            --------------  ------------  ------------   ------------  -------------
Total, Average or Weighted Average .......           1,979  $360,881,184        100.00%  $    182,355            728
                                            ==============  ==============  ============


            The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 72.71%.

            The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                          CLASS A-P CERTIFICATES
                                                                 ----------------------------------------
                                                                   0%       6%      18%      24%      30%
                                                                 ----     ----     ----     ----     ----
DISTRIBUTION DATE
-----------------
April 2005 .................................................     100%     100%     100%     100%     100%
April 2006 .................................................      98       93       81       75       69
April 2007 .................................................      97       86       65       56       47
April 2008 .................................................      95       79       52       42       33
April 2009 .................................................      93       73       42       31       22
April 2010 .................................................      92       67       34       23       15
April 2011 .................................................      90       62       27       17       11
April 2012 .................................................      87       57       22       13        7
April 2013 .................................................      85       52       17        9        5
April 2014 .................................................      83       47       14        7        3
April 2015 .................................................      80       43       11        5        2
April 2016 .................................................      78       39        9        4        2
April 2017 .................................................      75       36        7        3        1
April 2018 .................................................      72       32        5        2        1
April 2019 .................................................      69       29        4        1        *
April 2020 .................................................      65       26        3        1        *
April 2021 .................................................      62       23        3        1        *
April 2022 .................................................      58       20        2        1        *
April 2023 .................................................      54       18        2        *        *
April 2024 .................................................      50       15        1        *        *
April 2025 .................................................      46       13        1        *        *
April 2026 .................................................      41       11        1        *        *
April 2027 .................................................      36        9        *        *        *
April 2028 .................................................      31        8        *        *        *
April 2029 .................................................      26        6        *        *        *
April 2030 .................................................      20        4        *        *        *
April 2031 .................................................      14        3        *        *        *
April 2032 .................................................       7        1        *        *        *
April 2033 .................................................       1        *        *        *        *
April 2034 .................................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity) .............    17.6     10.1      4.6      3.4      2.7

------------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

            The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o  the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS



                                                        DISCOUNT          NON-DISCOUNT
ASSUMED PURCHASE PRICE                               MORTGAGE LOANS      MORTGAGE LOANS
--------------------------------------------------   --------------      --------------
Aggregate principal balance ......................  $  117,524,312.57   $  247,039,468.12
Weighted average mortgage rate ...................       5.5848864907%             6.1539%
Weighted average servicing fee rate ..............       0.2800000000%             0.3300%
Weighted average original term to maturity
(months) .........................................                359                 359
Weighted average remaining term
to maturity (months) .............................                337                 336

            The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment Considerations--Principal Only, Class A-5 and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

   ASSUMED PURCHASE PRICE          0%       6%       18%       24%       30%
------------------------------   ------   ------   ------    -------   -------
$2,867,348....................    2.2%     4.2%     10.0%     13.5%     17.3%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

            The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

            The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

            The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

            As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

                                                EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   -----------------------      ----------------------      ----------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------   ----------      ---------   ----------      ---------   ----------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       92,149   $10,513,716       104,820   $12,512,690       101,210   $12,635,058
Period of Delinquency
30 to 59 days ................        1,602       192,517         2,082       244,557         2,324       289,263
60 to 89 days ................          236        28,610           372        44,459           477        64,448
90 days or more(2) ...........          307        35,045           409        44,171           516        62,039
Foreclosures Pending .........          273        32,685           446        55,203           602        81,640
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        2,418   $   288,858         3,309   $   388,390         3,919   $   497,389
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        2.624%        2.747%        3.157%        3.104%        3.872%        3.937%


                                      AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                     ----------------------      ------------------------     -----------------------
                                         BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                       NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                       LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                     ---------   ----------      ----------   -----------     ---------   -----------
                                       (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                           THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........         99,386   $12,962,473       101,112   $14,114,861       106,211   $15,669,395
Period of Delinquency
30 to 59 days ................          2,147       280,302         2,182       284,482         2,032       282,672
60 to 89 days ................            488        63,986           526        70,816           409        51,071
90 days or more(2) ...........            644        84,033           696        94,223           555        70,963
Foreclosures Pending .........            769       102,671           787       103,707           747        88,396
                                       ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......          4,048   $   530,992         4,191   $   553,228         3,743   $   493,102
                                       ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....          4.073%        4.096%        4.145%        3.919%        3.524%        3.147%
---------------------

(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.


                                     EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   -----------------------      ----------------------      ----------------------     -
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------   ----------      ---------   ----------      ---------   ----------     -
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       37,066   $ 5,021,100        44,520   $ 6,234,461        45,103   $ 6,477,882
Period of Delinquency
30 to 59 days ................          573        83,679           742       104,823           901       131,032
60 to 89 days ................           65        11,033           118        17,904           185        29,788
90 days or more(2) ...........           77        13,377           123        17,598           165        27,231
Foreclosures Pending .........           80        12,263           113        19,378           198        34,074
                                     ------   -----------        ------   -----------        ------   -----------
Total Delinquent Loans .......          795   $   120,353         1,096   $   159,703         1,449   $   222,125
Percent of Loan Portfolio ....        2.145%        2.397%        2.462%        2.562%        3.213%        3.429%
                                     ======   ===========        ======   ===========        ======   ===========

                                         AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                        ----------------------      ------------------------     -----------------------
                                            BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                          NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                          LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                        ---------   ----------      ----------   -----------     ---------   -----------
                                          (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                              THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........            45,867   $ 6,776,784        51,824   $ 8,071,748        56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ................               893       131,270           934       142,682           946       161,218
60 to 89 days ................               216        33,636           216        35,031           186        26,348
90 days or more(2) ...........               206        37,139           258        43,618           225        34,430
Foreclosures Pending .........               251        41,335           279        44,333           268        42,461
                                          ------   -----------        ------   -----------        ------   -----------
Total Delinquent Loans .......             1,566   $   243,380         1,687   $   265,664         1,625   $   264,457
Percent of Loan Portfolio ....             3.414%        3.591%        3.255%        3.291%        2.888%        2.877%
                                          ======   ===========        ======   ===========        ======   ===========

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

            The following shall supplement the information under the section entitled "Use of Proceeds":

            The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

            As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

            This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement, the supplement dated as of September 8, 2003 and the prospectus.

            Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:48                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15(POOL # 4630) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4630
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
CB      76110GX63   200,634,000.00  74,831,957.18     6.000000  %  2,897,320.19
NB-1    76110GX71   185,000,000.00  25,880,487.53     6.000000  %  1,063,145.52
NB-2    76110GX89    14,969,000.00  14,969,000.00     5.750000  %          0.00
NB-3    76110GX97             0.00           0.00     0.170000  %          0.00
A-P     76110GY21       304,811.77     107,989.61     0.000000  %        139.78
A-V     76110GY39             0.00           0.00     0.497077  %          0.00
R-I     76110GY47           100.00           0.00     6.000000  %          0.00
R-II    76110GY54           100.00           0.00     6.000000  %          0.00
M-1     76110GY62    10,339,900.00   9,997,625.23     6.000000  %     10,389.89
M-2     76110GY70     4,009,100.00   3,876,389.45     6.000000  %      4,028.48
M-3     76110GY88     2,954,100.00   2,856,312.41     6.000000  %      2,968.38
B-1     76110GY96     1,055,100.00   1,020,173.73     6.000000  %      1,060.20
B-2     76110GZ20     1,477,100.00   1,428,204.55     6.000000  %      1,484.24
B-3     76110GZ38     1,266,125.30   1,109,468.13     6.000000  %      1,153.00

-------------------------------------------------------------------------------
                  422,009,437.07   136,077,607.82                  3,981,689.68
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
CB        374,159.79  3,271,479.98            0.00       0.00     71,934,636.99
NB-1      129,393.88  1,192,539.40            0.00       0.00     24,817,342.01
NB-2       71,726.46     71,726.46            0.00       0.00     14,969,000.00
NB-3        2,120.47      2,120.47            0.00       0.00              0.00
A-P             0.00        139.78            0.00       0.00        107,849.83
A-V        56,366.15     56,366.15            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        49,986.31     60,376.20            0.00       0.00      9,987,235.34
M-2        19,381.24     23,409.72            0.00       0.00      3,872,360.97
M-3        14,281.04     17,249.42            0.00       0.00      2,853,344.03
B-1         5,100.68      6,160.88            0.00       0.00      1,019,113.53
B-2         7,140.76      8,625.00            0.00       0.00      1,426,720.31
B-3         5,547.14      6,700.14            0.00       0.00      1,108,315.13

-------------------------------------------------------------------------------
          735,203.92  4,716,893.60            0.00       0.00    132,095,918.14
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
CB      372.977447   14.440824     1.864887    16.305711   0.000000  358.536624
NB-1    139.894527    5.746733     0.699426     6.446159   0.000000  134.147795
NB-2   1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
NB-3      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     354.282943    0.458578     0.000000     0.458578   0.000000  353.824365
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     966.897671    1.004835     4.834313     5.839148   0.000000  965.892836
M-2     966.897670    1.004834     4.834312     5.839146   0.000000  965.892836
M-3     966.897670    1.004834     4.834312     5.839146   0.000000  965.892836
B-1     966.897670    1.004834     4.834310     5.839144   0.000000  965.892836
B-2     966.897670    1.004834     4.834310     5.839144   0.000000  965.892836
B-3     876.270409    0.910652     4.381194     5.291846   0.000000  875.359756

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:48                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       28,393.73
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,039.60

SUBSERVICER ADVANCES THIS MONTH                                       36,980.23
MASTER SERVICER ADVANCES THIS MONTH                                    2,055.72


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    18   2,168,736.11

 (B)  TWO MONTHLY PAYMENTS:                                    4     976,358.76

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     598,977.79


FORECLOSURES
  NUMBER OF LOANS                                                            12
  AGGREGATE PRINCIPAL BALANCE                                      1,675,774.20

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     132,095,918.13

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          911

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       7

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 471,656.96

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,840,345.74

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         85.07889210 %    12.30445900 %    2.61457160 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            84.64475650 %    12.65212473 %    2.69278050 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.82796000
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              326.85

POOL TRADING FACTOR:                                                31.30165028


Run:     04/25/05     17:48:48                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       17,758.84
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,096.62

SUBSERVICER ADVANCES THIS MONTH                                       22,291.22
MASTER SERVICER ADVANCES THIS MONTH                                      963.80


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    14   1,654,849.98

 (B)  TWO MONTHLY PAYMENTS:                                    2     540,061.94

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     254,845.84


FORECLOSURES
  NUMBER OF LOANS                                                             8
  AGGREGATE PRINCIPAL BALANCE                                        989,053.47

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      82,092,831.49

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          653

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 151,863.53

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,819,752.45

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         88.04700800 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            87.63639400 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.83028482
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              326.40

POOL TRADING FACTOR:                                                38.86167109


Run:     04/25/05     17:48:48                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       10,634.89
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,942.98

SUBSERVICER ADVANCES THIS MONTH                                       14,689.01
MASTER SERVICER ADVANCES THIS MONTH                                    1,091.92


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4     513,886.13

 (B)  TWO MONTHLY PAYMENTS:                                    2     436,296.82

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     344,131.95


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        686,720.73

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      50,003,086.64

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          258

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       5

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 319,793.43

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,020,593.29

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         80.13049500 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            79.72415300 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.82414317
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              327.60

POOL TRADING FACTOR:                                                23.72448534

Run:        04/26/05     11:24:36                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15(POOL # 4630) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4630
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
CB      76110GX63   200,634,000.00  71,934,636.99     6.000000  %  2,839,060.66
NB-1    76110GX71   185,000,000.00  24,817,342.01     6.000000  %    874,551.47
NB-2    76110GX89    14,969,000.00  14,969,000.00     5.750000  %          0.00
NB-3    76110GX97             0.00           0.00     0.170000  %          0.00
A-P     76110GY21       304,811.77     107,849.83     0.000000  %        147.18
A-V     76110GY39             0.00           0.00     0.495787  %          0.00
R-I     76110GY47           100.00           0.00     6.000000  %          0.00
R-II    76110GY54           100.00           0.00     6.000000  %          0.00
M-1     76110GY62    10,339,900.00   9,987,235.34     6.000000  %     18,668.24
M-2     76110GY70     4,009,100.00   3,872,360.97     6.000000  %      7,238.26
M-3     76110GY88     2,954,100.00   2,853,344.03     6.000000  %      5,333.50
B-1     76110GY96     1,055,100.00   1,019,113.53     6.000000  %      1,904.94
B-2     76110GZ20     1,477,100.00   1,426,720.31     6.000000  %      2,666.84
B-3     76110GZ38     1,266,125.30   1,108,315.13     6.000000  %      2,071.67

-------------------------------------------------------------------------------
                  422,009,437.07   132,095,918.14                  3,751,642.76
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
CB        359,673.18  3,198,733.84            0.00       0.00     69,095,576.33
NB-1      124,078.34    998,629.81            0.00       0.00     23,942,790.54
NB-2       71,726.46     71,726.46            0.00       0.00     14,969,000.00
NB-3        2,120.47      2,120.47            0.00       0.00              0.00
A-P             0.00        147.18            0.00       0.00        107,702.65
A-V        54,574.85     54,574.85            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        49,934.33     68,602.57            0.00       0.00      9,968,567.10
M-2        19,361.09     26,599.35            0.00       0.00      3,865,122.71
M-3        14,266.19     19,599.69            0.00       0.00      2,848,010.53
B-1         5,095.38      7,000.32            0.00       0.00      1,017,208.59
B-2         7,133.34      9,800.18            0.00       0.00      1,424,053.47
B-3         5,541.37      7,613.04            0.00       0.00      1,069,967.50

-------------------------------------------------------------------------------
          713,505.00  4,465,147.76            0.00       0.00    128,307,999.42
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
CB      358.536624   14.150446     1.792683    15.943129   0.000000  344.386177
NB-1    134.147795    4.727305     0.670694     5.397999   0.000000  129.420489
NB-2   1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
NB-3      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     353.824355    0.482855     0.000000     0.482855   0.000000  353.341499
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     965.892836    1.805457     4.829286     6.634743   0.000000  964.087380
M-2     965.892837    1.805458     4.829286     6.634744   0.000000  964.087380
M-3     965.892836    1.805457     4.829285     6.634742   0.000000  964.087380
B-1     965.892839    1.805459     4.829286     6.634745   0.000000  964.087380
B-2     965.892836    1.805457     4.829287     6.634744   0.000000  964.087380
B-3     875.359753    1.636228     4.376636     6.012864   0.000000  845.072364

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:36                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       27,532.53
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,404.29

SUBSERVICER ADVANCES THIS MONTH                                       38,499.79
MASTER SERVICER ADVANCES THIS MONTH                                    2,276.85


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    17   2,858,982.61

 (B)  TWO MONTHLY PAYMENTS:                                    4     572,367.92

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     516,739.02


FORECLOSURES
  NUMBER OF LOANS                                                            10
  AGGREGATE PRINCIPAL BALANCE                                      1,603,585.48

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     128,307,999.41

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          889

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       6

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 468,420.92

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,363,033.21

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         84.64475650 %    12.66246300 %    2.69058200 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            84.24892110 %    13.00129409 %    2.73886230 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.82657600
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              325.74

POOL TRADING FACTOR:                                                30.40405928


Run:     04/26/05     11:24:36                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       17,196.68
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,346.47

SUBSERVICER ADVANCES THIS MONTH                                       23,054.37
MASTER SERVICER ADVANCES THIS MONTH                                      435.81


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    13   1,813,521.06

 (B)  TWO MONTHLY PAYMENTS:                                    2     174,529.83

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     424,495.90


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        717,018.40

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      79,231,749.73

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          637

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 210,540.13

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,693,521.46

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         87.63639400 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            87.21766800 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.83937215
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              325.20

POOL TRADING FACTOR:                                                37.50727246


Run:     04/26/05     11:24:36                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       10,335.85
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,057.82

SUBSERVICER ADVANCES THIS MONTH                                       15,445.42
MASTER SERVICER ADVANCES THIS MONTH                                    1,841.04


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4   1,045,461.55

 (B)  TWO MONTHLY PAYMENTS:                                    2     397,838.09

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      92,243.12


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        886,567.08

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      49,076,249.68

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          252

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       4

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 257,880.79

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      669,511.75

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         79.72415300 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            79.44699700 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.80591816
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              326.60

POOL TRADING FACTOR:                                                23.28473789

Run:        04/07/05     11:24:19                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15(POOL # 4630) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4630
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
CB      76110GX63   200,634,000.00  69,095,576.33     6.000000  %  1,982,381.02
NB-1    76110GX71   185,000,000.00  23,942,790.54     6.000000  %    805,508.44
NB-2    76110GX89    14,969,000.00  14,969,000.00     5.750000  %          0.00
NB-3    76110GX97             0.00           0.00     0.170000  %          0.00
A-P     76110GY21       304,811.77     107,702.65     0.000000  %        152.18
A-V     76110GY39             0.00           0.00     0.495621  %          0.00
R-I     76110GY47           100.00           0.00     6.000000  %          0.00
R-II    76110GY54           100.00           0.00     6.000000  %          0.00
M-1     76110GY62    10,339,900.00   9,968,567.10     6.000000  %     17,183.90
M-2     76110GY70     4,009,100.00   3,865,122.71     6.000000  %      6,662.73
M-3     76110GY88     2,954,100.00   2,848,010.53     6.000000  %      4,909.43
B-1     76110GY96     1,055,100.00   1,017,208.59     6.000000  %      1,753.47
B-2     76110GZ20     1,477,100.00   1,424,053.47     6.000000  %      2,454.80
B-3     76110GZ38     1,266,125.30   1,069,967.50     6.000000  %      1,844.42

-------------------------------------------------------------------------------
                  422,009,437.07   128,307,999.42                  2,822,850.39
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
CB        345,477.88  2,327,858.90            0.00       0.00     67,113,195.31
NB-1      119,705.75    925,214.19            0.00       0.00     23,137,282.10
NB-2       71,726.46     71,726.46            0.00       0.00     14,969,000.00
NB-3        2,120.46      2,120.46            0.00       0.00              0.00
A-P             0.00        152.18            0.00       0.00        107,550.47
A-V        52,992.07     52,992.07            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        49,840.96     67,024.86            0.00       0.00      9,951,383.20
M-2        19,324.89     25,987.62            0.00       0.00      3,858,459.98
M-3        14,239.52     19,148.95            0.00       0.00      2,843,101.10
B-1         5,085.85      6,839.32            0.00       0.00      1,015,455.12
B-2         7,120.00      9,574.80            0.00       0.00      1,421,598.67
B-3         5,349.64      7,194.06            0.00       0.00      1,058,407.15

-------------------------------------------------------------------------------
          692,983.48  3,515,833.87            0.00       0.00    125,475,433.10
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
CB      344.386177    9.880584     1.721931    11.602515   0.000000  334.505594
NB-1    129.420489    4.354100     0.647058     5.001158   0.000000  125.066390
NB-2   1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
NB-3      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     353.341512    0.499259     0.000000     0.499259   0.000000  352.842253
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     964.087380    1.661902     4.820256     6.482158   0.000000  962.425478
M-2     964.087379    1.661902     4.820256     6.482158   0.000000  962.425478
M-3     964.087378    1.661900     4.820257     6.482157   0.000000  962.425478
B-1     964.087377    1.661899     4.820254     6.482153   0.000000  962.425478
B-2     964.087383    1.661905     4.820256     6.482161   0.000000  962.425478
B-3     845.072365    1.456744     4.225206     5.681950   0.000000  835.941871

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:24:19                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       26,784.48
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,462.14

SUBSERVICER ADVANCES THIS MONTH                                       29,577.44
MASTER SERVICER ADVANCES THIS MONTH                                    2,397.27


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    16   2,215,591.98

 (B)  TWO MONTHLY PAYMENTS:                                    3     314,000.86

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     578,994.90


FORECLOSURES
  NUMBER OF LOANS                                                            10
  AGGREGATE PRINCIPAL BALANCE                                      1,320,968.61

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     125,475,433.11

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          870

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       5

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 355,974.64

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,583,884.77

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         84.24892110 %    13.01221600 %    2.73656330 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            83.92857500 %    13.27187631 %    2.78816300 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.81450500
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              324.60

POOL TRADING FACTOR:                                                29.73285005


Run:     04/07/05     11:24:19                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       16,647.11
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,340.60

SUBSERVICER ADVANCES THIS MONTH                                       19,588.85
MASTER SERVICER ADVANCES THIS MONTH                                    1,367.34


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    11   1,431,461.28

 (B)  TWO MONTHLY PAYMENTS:                                    2     217,275.82

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     524,856.08


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        717,018.40

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      77,238,565.32

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          624

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 210,328.49

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,908,753.21

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         87.21766800 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            86.90174600 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.82351445
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              324.10

POOL TRADING FACTOR:                                                36.56372507


Run:     04/07/05     11:24:19                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       10,137.37
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,121.54

SUBSERVICER ADVANCES THIS MONTH                                        9,988.59
MASTER SERVICER ADVANCES THIS MONTH                                    1,029.93


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     5     784,130.70

 (B)  TWO MONTHLY PAYMENTS:                                    1      96,725.04

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      54,138.82


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        603,950.21

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      48,236,867.79

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          246

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 145,646.15

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      675,131.56

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         79.44699700 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            79.15875800 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.80007935
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              325.40

POOL TRADING FACTOR:                                                22.88648441

Run:        04/25/05     11:59:51                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15(POOL # 4630) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4630
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
CB      76110GX63   200,634,000.00  67,113,195.31     6.000000  %  3,498,462.19
NB-1    76110GX71   185,000,000.00  23,137,282.10     6.000000  %  2,016,485.35
NB-2    76110GX89    14,969,000.00  14,969,000.00     5.750000  %          0.00
NB-3    76110GX97             0.00           0.00     0.170000  %          0.00
A-P     76110GY21       304,811.77     107,550.47     0.000000  %        146.39
A-V     76110GY39             0.00           0.00     0.491475  %          0.00
R-I     76110GY47           100.00           0.00     6.000000  %          0.00
R-II    76110GY54           100.00           0.00     6.000000  %          0.00
M-1     76110GY62    10,339,900.00   9,951,383.20     6.000000  %     24,919.74
M-2     76110GY70     4,009,100.00   3,858,459.98     6.000000  %      9,662.15
M-3     76110GY88     2,954,100.00   2,843,101.10     6.000000  %      7,119.54
B-1     76110GY96     1,055,100.00   1,015,455.12     6.000000  %      2,542.85
B-2     76110GZ20     1,477,100.00   1,421,598.67     6.000000  %      3,559.89
B-3     76110GZ38     1,266,125.30   1,058,407.15     6.000000  %      2,412.72

-------------------------------------------------------------------------------
                  422,009,437.07   125,475,433.10                  5,565,310.82
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
CB        335,565.98  3,834,028.17            0.00       0.00     63,614,733.12
NB-1      115,678.36  2,132,163.71            0.00       0.00     21,120,796.75
NB-2       71,726.46     71,726.46            0.00       0.00     14,969,000.00
NB-3        2,120.46      2,120.46            0.00       0.00              0.00
A-P             0.00        146.39            0.00       0.00        107,404.08
A-V        51,388.67     51,388.67            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        49,755.02     74,674.76            0.00       0.00      9,926,463.46
M-2        19,291.57     28,953.72            0.00       0.00      3,848,797.83
M-3        14,214.96     21,334.50            0.00       0.00      2,835,981.56
B-1         5,077.08      7,619.93            0.00       0.00      1,012,912.27
B-2         7,107.72     10,667.61            0.00       0.00      1,418,038.78
B-3         5,291.83      7,704.55            0.00       0.00      1,055,756.74

-------------------------------------------------------------------------------
          677,218.11  6,242,528.93            0.00       0.00    119,909,884.59
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
CB      334.505594   17.437036     1.672528    19.109564   0.000000  317.068558
NB-1    125.066390   10.899921     0.625288    11.525209   0.000000  114.166469
NB-2   1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
NB-3      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     352.842266    0.480296     0.000000     0.480296   0.000000  352.361970
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     962.425478    2.410056     4.811944     7.222000   0.000000  960.015421
M-2     962.425479    2.410057     4.811945     7.222002   0.000000  960.015421
M-3     962.425479    2.410057     4.811943     7.222000   0.000000  960.015421
B-1     962.425477    2.410056     4.811942     7.221998   0.000000  960.015421
B-2     962.425475    2.410053     4.811942     7.221995   0.000000  960.015421
B-3     835.941872    1.905593     4.179547     6.085140   0.000000  833.848548

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:51                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       26,118.98
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,474.11

SUBSERVICER ADVANCES THIS MONTH                                       26,905.01
MASTER SERVICER ADVANCES THIS MONTH                                    2,344.32


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    11   1,870,437.88

 (B)  TWO MONTHLY PAYMENTS:                                    2     416,887.31

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     538,862.35


FORECLOSURES
  NUMBER OF LOANS                                                             9
  AGGREGATE PRINCIPAL BALANCE                                      1,014,278.02

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     119,909,884.58

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          840

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       5

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 361,711.16

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,241,147.89

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      140,366.46

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         83.92857500 %    13.28326200 %    2.78577320 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            83.22409470 %    13.85310552 %    2.91038030 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.81233900
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              323.65

POOL TRADING FACTOR:                                                28.41402918


Run:     04/25/05     11:59:51                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       16,075.30
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,665.81

SUBSERVICER ADVANCES THIS MONTH                                       13,894.60
MASTER SERVICER ADVANCES THIS MONTH                                    1,049.18


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     6     826,648.91

 (B)  TWO MONTHLY PAYMENTS:                                    1      73,902.77

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     538,862.35


FORECLOSURES
  NUMBER OF LOANS                                                             5
  AGGREGATE PRINCIPAL BALANCE                                        464,587.98

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      73,711,117.78

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          602

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 162,022.70

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,306,240.85

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      140,366.46

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         86.90174600 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            86.31415900 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.82229554
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              323.30

POOL TRADING FACTOR:                                                34.89387761


Run:     04/25/05     11:59:51                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS15 (POOL #  4630)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4630
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       10,043.68
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,808.30

SUBSERVICER ADVANCES THIS MONTH                                       13,010.41
MASTER SERVICER ADVANCES THIS MONTH                                    1,295.14


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     5   1,043,788.97

 (B)  TWO MONTHLY PAYMENTS:                                    1     342,984.54

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        549,690.04

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      46,198,766.80

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          238

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 199,688.46

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,934,907.04

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         79.15875800 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            78.28403800 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         132,427.00
      FRAUD AMOUNT AVAILABLE                            1,503,293.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,949,594.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.79645284
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              324.20

POOL TRADING FACTOR:                                                21.91948617